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                                                                    Exhibit 21.1

                             LIST OF SUBSIDIARIES
                                      OF
                            SUMMIT LIFE CORPORATION


The following are subsidiaries of Summit Life Corporation:

        Benefit Capital Life Insurance Company, a Louisiana corporation;

        Summit Life and Annuity Company, an Oklahoma corporation;

        Family Benefit Life Insurance Company, a Texas corporation;

        Summit Property Management, Inc., an Oklahoma corporation; and

        Great Midwest Life Insurance Company, a Texas corporation.